Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-103229, 333-96957 and 333-98319 of Plumas Bancorp on Form S-8 of our report dated June 20, 2008 relating to the financial statements and supplemental schedule of the Plumas Bank 401(k) Profit Sharing Plan as of and for the years ended December 31, 2007 and 2006 appearing in this Annual Report on Form 11-K.

/s/ Perry-Smith LLP

Sacramento, California
June 26, 2008